UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 1, 2014

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Item 5.07 of this Current Report on Form 8-K, on May 1, 2014, at the 2014 Annual Stockholder Meeting (the “Annual Meeting”) of Capital One Financial Corporation (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Company’s Restated Certificate of Incorporation (the “Certificate”) that remove certain of the supermajority voting requirements in the Certificate and replace them with majority voting standards. The amendments became effective upon the Company filing a Certificate of Amendment (the “Certificate of Amendment”) with the Office of the Secretary of State of the State of Delaware on May 5, 2014.

In addition, as a result of stockholders’ approval of proposal 5(a) at the Annual Meeting, the Board has amended Section 7.1 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that stockholders can alter, amend or repeal the Bylaws by a majority vote of the outstanding shares. Prior to the amendment, Section 7.1 of the Bylaws provided that stockholders could alter, amend or repeal the Bylaws only if that action was approved by the affirmative vote of at least 80% of the voting power of the Company’s then outstanding voting stock, voting together as a single class.

The foregoing descriptions of the amendments to the Certificate and Bylaws are qualified in their entirety by reference to the Certificate, Bylaws and Certificate of Amendment, which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on May 1, 2014. On March 6, 2014, the record date for the Annual Meeting, 572,757,135 shares of the Company’s common stock were issued and outstanding, of which 496,297,796 were present for purposes of establishing a quorum.

(b) Stockholders voted on the following matters:

(1) Stockholders elected Mr. Richard D. Fairbank, Mr. Patrick W. Gross, Ms. Ann Fritz Hackett, Mr. Lewis Hay, III, Mr. Benjamin P. Jenkins, III, Mr. Pierre E. Leroy, Mr. Peter E. Raskind, Mr. Mayo A. Shattuck III, Mr. Bradford H. Warner and Ms. Catherine G. West to the Board for terms expiring at the 2015 annual meeting of stockholders;

(2) Stockholders ratified the selection of the firm Ernst & Young LLP to serve as the independent auditors of the Company for 2014;

(3) Stockholders approved the Company’s Third Amended and Restated 2004 Stock Incentive Plan;

(4) Stockholders approved, on an advisory basis, the Company’s 2013 named executive officer compensation; and

(5) Stockholders approved amendments to the Certificate to remove supermajority voting standards applicable to the following actions:

(a) Future amendments to the Bylaws and Certificate; and

(b) Removing any director from office;

Stockholders did not approve amendments to the Certificate to remove supermajority voting standards applicable to the following actions:

(c) Certain business combinations.

(6) Stockholders did not approve a stockholder proposal requiring an independent Board chairman.

As described in the proxy statement for the Annual Meeting, each of the proposals to approve amendments to the Certificate required approval of at least 458,205,708 shares, representing 80% of the Company’s common stock outstanding. Proposal 5(c) additionally required, but despite the Company’s solicitation efforts did not obtain, approval by 80% of the Company’s common stock outstanding not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Certificate).

Set forth below are the number of votes cast for or against each such matter as well as the number of abstentions and broker non-votes with respect to each such matter.

Item	Votes For		Votes Against	Abstain	Broker Non- Votes
Election of Directors:
Richard D. Fairbank	457,118,235		8,769,224	2,755,814	27,654,523
Patrick W. Gross	414,642,497		52,855,322	1,145,454	27,654,523
Ann Fritz Hackett	461,076,714		6,425,344	1,141,215	27,654,523
Lewis Hay, III	465,174,233		2,325,725	1,143,315	27,654,523
Benjamin P. Jenkins, III	465,457,211		2,042,502	1,143,560	27,654,523
Pierre E. Leroy	466,491,786		1,002,548	1,148,939	27,654,523
Peter E. Raskind	466,515,528		980,778	1,146,967	27,654,523
Mayo A. Shattuck III	464,922,330		2,583,404	1,137,539	27,654,523
Bradford H. Warner	466,486,650		1,013,652	1,142,971	27,654,523
Catherine G. West	463,689,873		3,801,982	1,151,418	27,654,523
Ratification of the Selection of Ernst & Young LLP as Independent Auditors of the Company for 2014	491,621,784		3,566,073	1,109,939	N/A
Approval of the Company’s Third Amended and Restated 2004 Stock Incentive Plan	447,617,322		19,683,608	1,342,343	27,654,523
Advisory Approval of the Company’s 2013 Named Executive Officer Compensation	453,591,147		12,470,180	2,581,946	27,654,523
Amendments to the Company’s Restated Certificate of Incorporation to remove supermajority voting standards applicable to the following actions:
Future amendments to the Amended and Restated Bylaws and the Restated Certificate of Incorporation	464,458,483		2,199,343	1,985,447	27,654,523
Removing any director from office	464,186,375		1,686,363	2,770,535	27,654,523
Certain business combinations	463,599,073	*	2,139,477	2,904,723	27,654,523
Stockholder proposal requiring an independent Board chairman	100,530,723		366,489,122	1,623,428	27,654,523

*	Includes 89,480,782 shares voted by Interested Stockholders and Affiliates of Interested Stockholders (as defined in the Certificate).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Restated Certificate of Incorporation of Capital One Financial Corporation, dated May 5, 2014

3.2	Amended and Restated Bylaws of Capital One Financial Corporation, dated May 5, 2014

3.3	Certificate of Amendment of Capital One Financial Corporation, dated May 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 5, 2014	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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